UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2018

ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 641-4141
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07     Submission of Matters to a Vote of Security Holders
The 2018 Annual Meeting of Shareholders of the Company was held on August 8, 2018 (the “Meeting”).
Three matters, which are more fully described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on July 10, 2018, were submitted to a vote of shareholders at the Meeting:

Proposal 1	: To elect the six directors named in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on July 10, 2018 for a term of one year.

Proposal 2	: To approve, on an advisory basis, the compensation of the Company’s named executive officers.

Proposal 3	: To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 30, 2019.
The final results of the voting on these proposals were as follows:

Proposal 1:

Election of Directors for One-Year Term	For	Withheld	Broker Non-Votes
Frederick A. Ball	19,706,521	805,725	10,602,380
Michael D. Burger	20,400,799	111,447	10,602,380
Lynne J. Camp	20,404,076	108,170	10,602,380
Laurence E. Cramer	20,327,927	184,319	10,602,380
Raymond A. Link	20,326,923	185,323	10,602,380
Richard H. Wills	19,912,411	599,835	10,602,380

Proposal 2:

Advisory Vote on Executive Compensation	For	Against	Abstain	Broker Non-Votes
	17,820,608	2,626,591	65,047	10,602,380

Proposal 3:

Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm	For	Against	Abstain	Broker Non-Votes
	30,953,775	103,423	57,428	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 8, 2018

Electro Scientific Industries, Inc.

By:	/s/ Allen Muhich
Name:	Allen Muhich
Title:	Vice President, Chief Financial Officer and Corporate Secretary